Exhibit 10.3

EXECUTION VERSION

TPG PACE HOLDINGS CORP.

and

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

WARRANT AGREEMENT

Dated as of November 20, 2019

THIS WARRANT AGREEMENT (this “Agreement”), dated as of November 20, 2019, is by and between TPG Pace Holdings Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”, also referred to herein as the “Transfer Agent”).

WHEREAS, the Company is party to that certain Transaction Agreement, dated as of June 13, 2019, by and among each of the persons set forth on Schedule 1 to the Transaction Agreement, and each of David W. Ruttenberg and John S. Bakalar (as successor to Gordon Rubenstein), each in their capacity as a shareholder representative (as it may from time to time be amended, restated or otherwise modified from time to time, the “Transaction Agreement”);

WHEREAS, in connection with the consummation of the transactions contemplated by the Transaction Agreement (the “Business Combination”), the Company shall issue to certain shareholders of the Company (each, an “Accel Holder”) its pro rata share of 2,444,444 warrants (subject to rounding to avoid fractional warrants), each entitling the Holder to purchase one share of Class A-1 common stock of the Company, par value $0.0001 per share (the “Class A-1 Stock”) at an exercise price of $11.50 per share, subject to adjustment as described herein and bearing the legend set forth in Exhibit B hereto (the “New Accel Warrants”);

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the New Accel Warrants;

WHEREAS, the Company desires to provide for the form and provisions of the New Accel Warrants, the terms upon which they shall be issued and exercised, and the respective rights, limitation of rights, and immunities of the Company, the Warrant Agent, and the holders of the New Accel Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the New Accel Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.    Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the New Accel Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.    New Accel Warrants.

2.1    Form of New Accel Warrant. Each New Accel Warrant shall be issued in registered form only.

2.2    Effect of Countersignature. If a physical certificate in the form annexed hereto as Exhibit A is issued, unless and until countersigned by the Warrant Agent pursuant to this Agreement, a New Accel Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3    Registration.

2.3.1    New Accel Warrant Register. The Warrant Agent shall maintain books (the “Warrant Register”), for the registration of original issuance and the registration of transfer of the New Accel Warrants. Upon the initial issuance of the New Accel Warrants in book-entry form, the Warrant Agent shall issue and register the New Accel Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

Physical certificates, if issued, shall be signed by, or bear the facsimile signature of, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Secretary or other principal officer of the Company. In the event the person whose facsimile signature has been placed upon any New Accel Warrant shall have ceased to serve in the capacity in which such person signed the New Accel Warrant before such New Accel Warrant is issued, it may be issued with the same effect as if he or she had not ceased to be such at the date of issuance.

2.3.2    Registered Holder. Prior to due presentment for registration of transfer of any New Accel Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such New Accel Warrant is registered in the Warrant Register (the “Registered Holder”) as the absolute owner of such New Accel Warrant and of each New Accel Warrant represented thereby (notwithstanding any notation of ownership or other writing on any physical certificate made by anyone other than the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

2.4    No Fractional Warrants. The Company shall not issue fractional New Accel Warrants and the Company shall round down to the nearest whole number the number of New Accel Warrants to be issued to such holder.

2.5    New Accel Warrants. So long as the New Accel Warrants are held by the Accel Holder or any of its Permitted Transferees (as defined below) the New Accel Warrants: (i) may be exercised for cash or on a cashless basis, pursuant to subsection 3.3.1(c) hereof, (ii) may not be transferred, assigned or sold until thirty (30) days after the date of this Agreement, and (iii) shall not be redeemable by the Company; provided, however, that in the case of (ii), the New Accel Warrants and any Class A-1 Stock held by the Accel Holder or any of its Permitted Transferees and issued upon exercise of the New Accel Warrants may be transferred by the holders thereof:

(a)    to the Company’s officers or directors, any affiliates or family members of any of the Company’s officers or directors, any members of the Accel Holder, or any affiliates of the Accel Holder,

(b)    in the case of an individual, by gift to a member of one of the members of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization;

(c)    in the case of an individual, by virtue of laws of descent and distribution upon death of the individual;

(d)    in the case of an individual, pursuant to a qualified domestic relations order;

(e)    in the event of the Company’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their Class A-1 Stock for cash, securities or other property subsequent to the completion of the Company’s Business Combination; provided, however, that, in the case of clauses (a) through (d), these permitted transferees (the “Permitted Transferees”) must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions in this Agreement.

3.    Terms and Exercise of New Accel Warrants.

3.1    New Accel Warrant Price. Each New Accel Warrant shall, when countersigned by the Warrant Agent, entitle the Registered Holder thereof, subject to the provisions of such New Accel Warrant and of this Agreement, to purchase from the Company the number of Class A-1 Stock stated therein, at the price of $11.50 per share, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “New Accel Warrant Price” as used in this Agreement shall mean the price per share at which Class A-1 Stock may be purchased at the time a New Accel Warrant is exercised. The Company in its sole discretion may lower the New Accel Warrant Price at any time prior to the Expiration Date (as defined below) for a period of not less than twenty (20) business days (other than a Saturday, Sunday or federal holiday, on which banks in New York City are generally open for normal business (a “Business Day”)), provided, that the Company shall provide at least twenty (20) days prior written notice of such reduction to Registered Holders of the New Accel Warrants and, provided further that any such reduction shall be identical among all of the New Accel Warrants.

3.2    Duration of New Accel Warrants. A New Accel Warrant may be exercised only during the period (the “Exercise Period”) commencing on the date that is thirty (30) days after the date of this Agreement and terminating at 5:00 p.m., New York City time on the earlier to occur of: (a) the date that is five (5) years after the date of this Agreement, (b) the liquidation of the Company in accordance with the Company’s amended and restated memorandum and articles of association, as amended from time to time, or (c) the Alternative Redemption Date (as defined below) (the “Expiration Date”); provided, however, that the exercise of any New Accel Warrant shall be subject to the satisfaction of any applicable conditions, as set forth in subsection 3.3.2 below, with respect to an effective registration statement. Subject to Section 6.5 hereof, except with respect to the right to receive the Redemption Price (as defined below) or the Alternative Redemption Price (as defined below) in the event of a redemption (as set forth in Section 6 hereof), each New Accel Warrant (other than in the event of a redemption) not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at 5:00 p.m. New York City time on the Expiration Date. The Company in its sole discretion may extend the duration of the New Accel Warrants by delaying the Expiration Date; provided, that the Company shall provide at least twenty (20) days prior written notice of any such extension to Registered Holders of the New Accel Warrants and, provided further that any such extension shall be identical in duration among all the New Accel Warrants.

3.3    Exercise of New Accel Warrants.

3.3.1    Payment. Subject to the provisions of the New Accel Warrant and this Agreement, a New Accel Warrant, when countersigned by the Warrant Agent, may be exercised by the Registered Holder thereof by surrendering it, at the office of the Warrant Agent, or at the office of its successor as Warrant Agent, together with (i) an election to purchase form, duly executed, electing to exercise such New Accel Warrants and (ii) payment in full of the New Accel Warrant Price for each full Ordinary Share as to which the New Accel Warrant is exercised and any and all applicable taxes due in connection with the exercise of the New Accel Warrant, the exchange of the New Accel Warrant for the Class A-1 Stock and the issuance of such Class A-1 Stock, as follows:

(a)    in lawful money of the United States, in good certified check or good bank draft payable to the order of the Warrant Agent;

(b)    in the event of a redemption pursuant to Section 6 hereof in which the Company’s board of directors (the “Board”) has elected to require all holders of the New Accel Warrants to exercise such New Accel Warrants on a “cashless basis,” by surrendering the New Accel Warrants for that number of Class A-1 Stock equal to the quotient obtained by dividing (x) the product of the number of Class A-1 Stock underlying the New Accel Warrants, multiplied by the excess of the “Fair Market Value” (as defined in this subsection 3.3.1(b)) over the exercise price of the New Accel Warrants by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(b), Section 6.2 and Section 6.4, the “Fair Market Value” shall mean the average reported last sale price of the Class A-1 Stock for the ten (10) trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the New Accel Warrants, pursuant to Section 6 hereof;

(c)    so long as such New Accel Warrant is held by the Accel Holder or a Permitted Transferee, by surrendering the New Accel Warrant for that number of Class A-1 Stock equal to the quotient obtained by dividing (x) the product of the number of Class A-1 Stock underlying the New Accel Warrant, multiplied by the excess of the “Fair Market Value” (as defined in this subsection 3.3.1(c)) over the Warrant Price by (y) the Fair Market Value. Solely for purposes of this subsection 3.3.1(c), the “Fair Market Value” shall mean the average reported last sale price of the Class A-1 Stock for the ten (10) trading days ending on the third trading day prior to the date on which notice of exercise of the New Accel Warrant is sent to the Warrant Agent; or

(d)    as provided in Section 7.4 hereof.

3.3.2    Issuance of Class A-1 Stock on Exercise. As soon as practicable after the exercise of any New Accel Warrant and the clearance of the funds in payment of the New Accel Warrant Price (if payment is pursuant to subsection 3.3.1(a)), the Company shall issue to the Registered Holder of such New Accel Warrant a book-entry position or certificate, as applicable, for the number of full Class A-1 Stock to which he, she or it is entitled, registered in such name or names as may be directed by him, her or it, and if such New Accel Warrant shall not have been exercised in full, a new book-entry position or countersigned New Accel Warrant, as applicable, for the number of shares as to which such New Accel Warrant shall not have been exercised. No New Accel Warrant shall be exercisable and the Company shall not be obligated to issue Class A-1 Stock upon exercise of a New Accel Warrant unless the Class A-1 Stock issuable upon such New Accel Warrant exercise have been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the Registered Holder of the New Accel Warrants. In the event that the condition in the immediately preceding sentence is not satisfied with respect to a New Accel Warrant, the holder of such New Accel Warrant shall not be entitled to exercise such New Accel Warrant and such New Accel Warrant may have no value and expire worthless. In no event will the Company be required to net cash settle any New Accel Warrant. If, by reason of any exercise of warrants on a “cashless basis”, the holder of any New Accel Warrant would be entitled, upon the exercise of such New Accel Warrant, to receive a fractional interest in an Ordinary Share, the Company shall round down to the nearest whole number, the number of Class A-1 Stock to be issued to such holder.

3.3.3    Valid Issuance. All Class A-1 Stock issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable.

3.3.4    Date of Issuance. Each person in whose name any book-entry position or certificate, as applicable, for Class A-1 Stock is issued shall for all purposes be deemed to have become the holder of record of such Class A-1 Stock on the date on which the New Accel Warrant, or book-entry position representing such New Accel Warrant, was surrendered and payment of the New Accel Warrant Price was made, irrespective of the date of delivery of such certificate in the case of a certificated New Accel Warrant, except that, if the date of such surrender and payment is a date when the share transfer books of the Company or book-entry system of the Warrant Agent are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the share transfer books or book-entry system are open.

3.3.5    Limitation on Exercise. Except as provided in subsection 3.3.6, no New Accel Warrant may be exercised if, (x) prior to giving effect to the exercise, the holder of such New Accel Warrant beneficially owns less than the 4.99% of the total number of shares of Class A-1 Stock issued and outstanding at such time (the “Beneficial Ownership Limitation”), and, (y) after giving effect to such exercise, the holder of such New Accel Warrant would beneficially own in excess of the Beneficial Ownership Limitation. For purposes of clause (y) of the foregoing sentence, the number of shares of Class A-1 Stock beneficially owned by such holder shall include the number of shares of Class A-1 Stock issuable upon the exercise of the New Accel Warrant with respect to which such determination is being made, but shall exclude the number of shares of Class A-1 Stock which are issuable upon (a) exercise of the remaining, unexercised New Accel Warrants beneficially owned by such holder of New Accel Warrants and (b) exercise or conversion (or deemed exercise or conversion) of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such holder of New Accel Warrants. For purposes of this subsection 3.3.5, in determining the number of issued and outstanding shares of Class A-1 Stock, a holder of New Accel Warrants may rely on the number of outstanding shares of Class A-1 Stock as stated in the most recent of the following: (i) the Company’s most recent Form 10-K or Form 10-Q filed with the Commission, as the case may be, (ii) a more recent public announcement by the Company or (iii) a more recent written notice by the Company setting forth the number of shares of Class A-1 Stock issued and outstanding. Additionally, upon the written request of a holder of New Accel Warrants, the Company shall within two (2) Trading Days confirm in writing to such holder the number of shares of Class A-1 Stock then issued and outstanding. In any case, the number of issued and outstanding shares of Class A-1 Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including the exercise of New Accel Warrants into shares of Class A-1 Stock, since the date as of which such number of issued and outstanding shares of Class A-1 Stock was reported. For purposes of this subsection 3.3.5, (x) beneficial ownership is calculated in accordance with Section 13(d) of the Exchange Act, and (y) the term “Trading Day” shall mean a day during which trading in the Class A-1 Stock generally occurs on the New York Stock Exchange (or such other securities exchange or market on which the Class A-1 Stock is then listed or quoted) or, if the Class A-1 Stock is not listed on a U.S. national or regional securities exchange market, on the principal other market on which the Class A-1 Stock is then listed or admitted for trading.

3.3.6    Regulatory Approval. Notwithstanding the limitation set forth in subsection 3.3.5, if and when a holder of New Accel Warrants has obtained all required Gaming Approvals from the applicable Gaming Authorities permitting such holder to beneficially own shares of Class A-1 Stock in an amount that is in excess of the Beneficial Ownership Limitation, then the New Accel Warrants held by such holder shall immediately be exercisable without regard to the Beneficial Ownership Limitation. Such holder shall promptly provide the Company with written copies of (a) all such Gaming Approvals upon the issuance of such Gaming Approvals by the applicable Gaming Authorities, and (b) any modification, amendment, restriction, limitation, termination, revocation or other change to any such Gaming Approvals. For purposes of this subsection 3.3.6, (x) the term “Gaming Approvals” shall mean all licenses, permits, approvals, authorizations, registrations, findings of suitability, franchises, entitlements, waivers and exemptions issued by any Gaming Authority necessary for or relating to the conduct of activities by the Company and its subsidiaries, and (y) the term “Gaming Authority” shall mean any governmental agency that holds licensing or permit authority over gambling, gaming or casino activities conducted by the Company or its subsidiaries within each of their respective jurisdictions.

3.3.7    Maximum Percentage. A holder of a New Accel Warrant may notify the Company in writing in the event it elects to be subject to the provisions contained in this subsection 3.3.7; however, no holder of a New Accel Warrant shall be subject to this subsection 3.3.7 unless he, she or it makes such election. If the election is made by a holder, the Warrant Agent shall not effect the exercise of the holder’s New Accel Warrant, and such holder shall not have the right to exercise such New Accel Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the Warrant Agent’s actual knowledge, would beneficially own in excess of 9.8% (the “Maximum Percentage”) of the Class A-1 Stock issued and outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of Class A-1 Stock beneficially owned by such person and its affiliates shall include the number of Class A-1 Stock issuable upon exercise of the New Accel Warrant with respect to which the determination of such sentence is being made, but shall exclude Class A-1 Stock that would be issuable upon (x) exercise of the remaining, unexercised portion of the New Accel Warrant beneficially owned by such person and its affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person and its affiliates (including, without limitation, any convertible notes or convertible preferred shares or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For purposes of the New Accel Warrant, in determining the number of issued and outstanding Class A-1 Stock, the holder may rely on the number of issued and outstanding Class A-1 Stock as reflected in (1) the Company’s most recent annual report on Form 10-K, quarterly report on Form 10-Q, current report on Form 8-K or other public filing with the Securities and Exchange Commission (the “Commission”) as the case may be, (2) a more recent public announcement by the Company or (3) any other notice by the Company or the Transfer Agent setting forth the number of Class A-1 Stock issued and outstanding. For any reason at any time, upon the written request of the holder of the New Accel Warrant, the Company shall, within two (2) Business Days, confirm orally and in writing to such holder the number of Class A-1 Stock then issued and outstanding. In any case, the number of issued and outstanding Class A-1 Stock shall be determined after giving effect to the conversion or exercise of equity securities of the Company by the holder and its affiliates since the date as of which such number of issued and outstanding Class A-1 Stock was reported. By written notice to the Company, the holder of a New Accel Warrant may from time to time increase or decrease the Maximum Percentage applicable to such holder to any other percentage specified in such notice; provided, however, that any such increase shall not be effective until the sixty-first (61st) day after such notice is delivered to the Company.

4.    Adjustments.

4.1    Share Dividends.

4.1.1    Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of issued and outstanding Class A-1 Stock is increased by a capitalization of Class A-1 Stock, or by a split-up of Class A-1 Stock or other similar event, then, on the effective date of such share dividend, split-up or similar event, the number of Class A-1 Stock issuable on exercise of each Warrant shall be increased in proportion to such increase in the issued and outstanding Class A-1 Stock. A rights offering to holders of Class A-1 Stock entitling holders to purchase Class A-1 Stock at a price less than the “Fair Market Value” (as defined below) shall be deemed a capitalization of a number of Class A-1 Stock equal to the product of (i) the number of Class A-1 Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Class A-1 Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per Ordinary Share paid in such rights offering divided by (y) the Fair Market Value. For purposes of this subsection 4.1.1, (i) if the rights offering is for securities convertible into or exercisable for Class A-1 Stock, in determining the price payable for Class A-1 Stock, there shall be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “Fair Market Value” means the volume weighted average price of the Class A-1 Stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A-1 Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

4.1.2    Extraordinary Dividends. If the Company, at any time while the New Accel Warrants are outstanding and unexpired, shall pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A-1 Stock on account of such Class A-1 Stock (or other shares of the Company’s share capital into which the New Accel Warrants are convertible), other than (a) as described in subsection 4.1.1 above, or (b) Ordinary Cash Dividends (as defined below), (any such non-excluded event being referred to herein as an “Extraordinary Dividend”), then the New Accel Warrant Price shall be decreased, effective immediately after the effective date of such Extraordinary Dividend, by the amount of cash and/or the fair market value (as determined by the Board, in good faith) of any securities or other assets paid on each Ordinary Share in respect of such Extraordinary Dividend. For purposes of this subsection 4.1.2, “Ordinary Cash Dividends” means any cash dividend or cash distribution which, when combined on a per share basis, with the per share amounts of all other cash dividends and cash distributions paid on the Class A-1 Stock during the 365-day period ending on the date of declaration of such dividend or distribution (as adjusted to appropriately reflect any of the events referred to in other subsections of this Section 4 and excluding cash dividends or cash distributions that resulted in an adjustment to the New Accel Warrant Price or to the number of Class A-1 Stock issuable on exercise of each New Accel Warrant) does not exceed $0.50.

4.2    Aggregation of Shares. If after the date hereof, and subject to the provisions of Section 4.6 hereof, the number of issued and outstanding Class A-1 Stock is decreased by a consolidation, combination, reverse share split or reclassification of Class A-1 Stock or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Class A-1 Stock issuable on exercise of each New Accel Warrant shall be decreased in proportion to such decrease in issued and outstanding Class A-1 Stock.

4.3    Adjustments in Exercise Price. Whenever the number of Class A-1 Stock purchasable upon the exercise of the New Accel Warrants is adjusted, as provided in subsection 4.1.1 or Section 4.2 above, the New Accel Warrant Price shall be adjusted (to the nearest cent) by multiplying such New Accel Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Class A-1 Stock purchasable upon the exercise of the New Accel Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Class A-1 Stock so purchasable immediately thereafter.

4.4    Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the issued and outstanding Class A-1 Stock (other than a change under Section 4.1. or Section 4.2 hereof or that solely affects the par value of such Class A-1 Stock), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding Class A-1 Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the holders of the New Accel Warrants shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the New Accel Warrants and in lieu of the Class A-1 Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the New Accel Warrants would have received if such holder had exercised his, her or its New Accel Warrant(s) immediately prior to such event (the “Alternative Issuance” ); provided, however, that (i) if the holders of the Class A-1 Stock were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets constituting the Alternative Issuance for which each New Accel Warrant shall become exercisable shall be deemed to be the weighted average of the kind and amount received per share by the holders of the Class A-1 Stock in such consolidation or merger that affirmatively make such election, and (ii) if a tender, exchange or redemption offer shall have been made to and accepted by the holders of the Class A-1 Stock under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule 12b-2 under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule 13d-3 under the Exchange Act) more than 50% of the issued and outstanding Class A-1 Stock, the holder of a New Accel Warrant shall be entitled to receive as the Alternative Issuance, the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such New Accel Warrant holder had exercised the New Accel Warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A-1 Stock held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustments (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in this Section 4; provided, further, that if less than 70% of the consideration receivable by the holders of the Class A-1 Stock in the applicable event is payable in the form of capital stock or shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the Registered Holder properly exercises the New Accel Warrant within thirty (30) days following the public disclosure of the consummation of such applicable event by the Company pursuant to a Current Report on Form 8-K filed with the Commission, the New Accel Warrant Price shall be reduced by an amount (in dollars) equal to the difference of (i) the New Accel Warrant Price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined below) (but in no event less than zero) minus (B) the Black-Scholes Warrant Value (as defined below). The “Black-Scholes Warrant Value” means the value of a New Accel Warrant immediately prior to the consummation of the applicable event based on the Black-Scholes Warrant Model for a Capped American Call on Bloomberg Financial Markets (“Bloomberg”). For purposes of calculating such amount, (1) Section 6 of this Agreement shall be taken into account, (2) the price of each Ordinary Share shall be the volume weighted average price of the Class A-1 Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event, (3) the assumed volatility shall be the 90 day volatility obtained from the HVT function on Bloomberg determined as of the trading day immediately prior to the day of the announcement of the applicable event, and (4) the assumed risk-free interest rate shall correspond to the U.S. Treasury rate for a period equal to the remaining term of the New Accel Warrant. “Per Share Consideration” means (i) if the consideration paid to holders of the Class A-1 Stock consists exclusively of cash, the amount of such cash per Ordinary Share, and (ii) in all other cases, the volume weighted average price of the Class A-1 Stock as reported during the ten (10) trading day period ending on the trading day prior to the effective date of the applicable event. If any reclassification or reorganization also results in a change in Class A-1 Stock covered by subsection 4.1.1, then such adjustment shall be made pursuant to subsection 4.1.1 or Sections 4.2, 4.3 and this Section 4.4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers. In no event will the New Accel Warrant Price be reduced to less than the par value per share issuable upon exercise of such New Accel Warrant.

4.5    Notices of Changes in New Accel Warrant. Upon every adjustment of the New Accel Warrant Price or the number of shares issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the New Accel Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Class A-1 Stock purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, the Company shall give written notice of the occurrence of such event to each holder of a Warrant, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6    No Fractional Shares. Notwithstanding any provision contained in this Agreement to the contrary, the Company shall not issue fractional Class A-1 Stock upon the exercise of New Accel Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any New Accel Warrant would be entitled, upon the exercise of such New Accel Warrant, to receive a fractional interest in a share, the Company shall, upon such exercise, round down to the nearest whole number the number of Class A-1 Stock to be issued to such holder.

4.7    Form of New Accel Warrant. The form of New Accel Warrant need not be changed because of any adjustment pursuant to this Section 4, and New Accel Warrants issued after such adjustment may state the same New Accel Warrant Price and the same number of shares as is stated in the New Accel Warrants initially issued pursuant to this Agreement; provided, however, that the Company may at any time in its sole discretion make any change in the form of New Accel Warrant that the Company may deem appropriate and that does not affect the substance thereof, and any New Accel Warrant thereafter issued or countersigned, whether in exchange or substitution for an outstanding New Accel Warrant or otherwise, may be in the form as so changed.

4.8    Other Events. In case any event shall occur affecting the Company as to which none of the provisions of the preceding subsections of this Section 4 are strictly applicable, but which would require an adjustment to the terms of the New Accel Warrants in order to (i) avoid an adverse impact on the New Accel Warrants and (ii) effectuate the intent and purpose of this Section 4, then, in each such case, the Company shall appoint a firm of independent public accountants, investment banking or other appraisal firm of recognized national standing, which shall give its opinion as to whether or not any adjustment to the rights represented by the New Accel Warrants is necessary to effectuate the intent and purpose of this Section 4 and, if they determine that an adjustment is necessary, the terms of such adjustment. The Company shall adjust the terms of the New Accel Warrants in a manner that is consistent with any adjustment recommended in such opinion.

5.    Transfer and Exchange of New Accel Warrants.

5.1    Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding New Accel Warrant upon the Warrant Register, upon surrender of such New Accel Warrant for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new New Accel Warrant representing an equal aggregate number of New Accel Warrants shall be issued and the old New Accel Warrant shall be cancelled by the Warrant Agent. The New Accel Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2    Procedure for Surrender of New Accel Warrants. New Accel Warrants may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrants as requested by the Registered Holder of the New Accel Warrants so surrendered, representing an equal aggregate number of New Accel Warrants; provided, however, that in the event that a New Accel Warrant surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such New Accel Warrant and issue new Warrants in exchange thereof until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrants must also bear a restrictive legend.

5.3    Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which shall result in the issuance of a warrant certificate or book-entry position for a fraction of a warrant.

5.4    Service Charges. No service charge shall be made for any exchange or registration of transfer of the New Accel Warrants.

5.5    Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the New Accel Warrants required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with the New Accel Warrants duly executed on behalf of the Company for such purpose.

6.    Redemption.

6.1    Redemption of New Accel Warrants for Cash. Subject to Sections 6.5 and 6.6 hereof, not less than all of the outstanding New Accel Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the New Accel Warrants, as described in Section 6.3 below, at the price of $0.01 per New Accel Warrant (the “Redemption Price”), provided that the last sales price of the Class A-1 Stock reported has been at least $18.00 per share (subject to adjustment in compliance with Section 4 hereof), on each of twenty (20) trading days within the thirty (30) trading-day period ending on the third Business Day prior to the date on which notice of the redemption is given and provided that there is an effective registration statement covering the Class A-1 Stock issuable upon exercise of the New Accel Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.3 below) or the Company has elected to require the exercise of the New Accel Warrants on a “cashless basis” pursuant to subsection 3.3.1.

6.2    Redemption of New Accel Warrants for Class A-1 Stock. Subject to Sections 6.5 and 6.6 hereof, not less than all of the outstanding New Accel Warrants may be redeemed, at the option of the Company, ninety (90) days after they are first exercisable and prior to their expiration, at the office of the Warrant Agent, upon notice to the Registered Holders of the New Accel Warrants, as described in Section 6.3 below, at a price equal to a number of Class A-1 Stock determined by reference to the table below, based on the redemption date (calculated for purposes of the table as the period to expiration of the New Accel Warrants) and the “Fair Market Value” (as such term is defined in subsection 3.3.1(b)) (the “Alternative Redemption Price”), provided that the last sales price of the Class A-1 Stock reported has been at least $10.00 per share (subject to adjustment in compliance with Section 4 hereof), on the trading day prior to the date on which notice of the redemption is given and provided that there is an effective registration statement covering the Class A-1 Stock issuable upon exercise of the New Accel Warrants, and a current prospectus relating thereto, available throughout the 30-day Redemption Period (as defined in Section 6.3 below) or the Company has elected to require the exercise of the New Accel Warrants on a “cashless basis” pursuant to subsection 3.3.1.

	Fair Market Value of Class A-1 Stock ($)
Redemption Date (period to expiration of the New Accel Warrants)	10	11	12	13	14	15	16	17	18
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.365
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.365
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.365
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.365
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.365
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.364
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.364
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.364
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.364
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.364
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.364
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.364
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.364
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.363
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.363
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.363
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.362
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.362
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361

The exact Fair Market Value and Redemption Date (as defined below) may not be set forth in the table above, in which case, if the Fair Market Value is between two values in the table or the Redemption Date is between two redemption dates in the table, the number of Class A-1 Stock to be issued for each New Accel Warrant redeemed will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower Fair Market Values and the earlier and later redemption dates, as applicable, based on a 365-day year.

6.3    Date Fixed for, and Notice of, Redemption. In the event that the Company elects to redeem all of the New Accel Warrants pursuant to Section 6.1, the Company shall fix a date for the redemption (the “Redemption Date”). In the event that the Company elects to redeem all of the New Accel Warrants pursuant to Section 6.2, the Company shall fix a date for redemption (the “Alternative Redemption Date”). Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the Redemption Date (such 30-day period, the “Redemption Period”) to the Registered Holders of the New Accel Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Registered Holder received such notice.

6.4    Exercise After Notice of Redemption. The New Accel Warrants may be exercised, for cash (or on a “cashless basis” in accordance with subsection 3.3.1(b) of this Agreement) at any time after notice of redemption shall have been given by the Company pursuant to Section 6.3 hereof and prior to the Redemption Date. In the event that the Company determines to require all holders of Warrants to exercise their Warrants on a “cashless basis” pursuant to subsection 3.3.1, the notice of redemption shall contain the information necessary to calculate the number of Class A-1 Stock to be received upon exercise of the New Accel Warrants, including the “Fair Market Value” (as such term is defined in subsection 3.3.1(b) hereof) in such case. On and after the Redemption Date, the record holder of the New Accel Warrants shall have no further rights except to receive, upon surrender of the New Accel Warrants, the Redemption Price or the Alternative Redemption Price, as applicable.

6.5    Redemption Exclusions. The Company agrees that the redemption rights provided in this Section 6.1 and 6.2 shall not apply to the New Accel Warrants if at the time of the redemption such New Accel Warrants continue to be held by the Accel Holder or its Permitted Transferees. However, once such New Accel Warrants are transferred (other than to Permitted Transferees under Section 2.6), the Company may redeem the New Accel Warrants pursuant to Section 6.1 or 6.2, provided that the criteria for redemption are met, including the opportunity of the holder of such New Accel Warrants to exercise the New Accel Warrants prior to redemption pursuant to Section 6.4.

7.    Other Provisions Relating to Rights of Holders of New Accel Warrants.

7.1    No Rights as Shareholder. A New Accel Warrant does not entitle the Registered Holder thereof to any of the rights of a shareholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter.

7.2    Lost, Stolen, Mutilated, or Destroyed New Accel Warrants. If any New Accel Warrant is lost, stolen, mutilated, or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated New Accel Warrant, include the surrender thereof), issue a new New Accel Warrant of like denomination, tenor, and date as the New Accel Warrant so lost, stolen, mutilated, or destroyed. Any such new New Accel Warrant shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated, or destroyed New Accel Warrant shall be at any time enforceable by anyone.

7.3    Reservation of Class A-1 Stock. The Company shall at all times reserve and keep available a number of its authorized but unissued Class A-1 Stock that shall be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

7.4    Registration of Class A-1 Stock. The Company agrees that as soon as practicable, but in no event later than fifteen (15) Business Days after the date of this Agreement, it shall use its best efforts to file with the Commission a registration statement for the registration, under the Securities Act of 1933, as amended (the “Securities Act”), of the Class A-1 Stock issuable upon exercise of the New Accel Warrants. The Company shall use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the New Accel Warrants in accordance with the provisions of this Agreement. If any such registration statement has not been declared effective by the 60th Business Day following the date of this Agreement, holders of the New Accel Warrants shall have the right, during the period beginning on the 61st Business Day after the date of this Agreement and ending upon such registration statement being declared effective by the Commission, and during any other period when the Company shall fail to have maintained an effective registration statement covering the Class A-1 Stock issuable upon exercise of the New Accel Warrants, to exercise such New Accel Warrants on a “cashless basis,” by exchanging the New Accel Warrants (in accordance with Section 3(a)(9) of the Securities Act or another exemption) for that number of Class A-1 Stock equal to the quotient obtained by dividing (x) the product of the number of Class A-1 Stock underlying the New Accel Warrants, multiplied by the excess of the “Fair Market Value” (as defined below) over the exercise price of the New Accel Warrants by (y) the Fair Market Value. Solely for purposes of this Section 7.4, “Fair Market Value” shall mean the volume weighted average price of the Class A-1 Stock as reported during the ten (10) trading day period ending on the trading day prior to the date that notice of exercise is received by the Warrant Agent from the holder of such New Accel Warrants or its securities broker or intermediary. The date that notice of “cashless exercise” is received by the Warrant Agent shall be conclusively determined by the Warrant Agent. For the avoidance of any doubt, unless and until all of the New Accel Warrants have been exercised, the Company shall continue to be obligated to comply with its registration obligations under the first three sentences of this Section 7.4.

8.    Concerning the Warrant Agent and Other Matters.

8.1    Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Class A-1 Stock upon the exercise of the New Accel Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the New Accel Warrants or such shares.

8.2    Resignation, Consolidation, or Merger of Warrant Agent.

8.2.1    Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of a New Accel Warrant (who shall, with such notice, submit his, her or its New Accel Warrant for inspection by the Company), then the holder of the New Accel Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation organized and existing under the laws of the State of New York, in good standing and having its principal office in the Borough of Manhattan, City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties, and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed; but if for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers, and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent the Company shall make, execute, acknowledge, and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties, and obligations.

8.2.2    Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the Transfer Agent for the Class A-1 Stock not later than the effective date of any such appointment.

8.2.3    Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3    Fees and Expenses of Warrant Agent.

8.3.1    Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall, pursuant to its obligations under this Agreement, reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2    Further Assurances. The Company agrees to perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments, and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4    Liability of Warrant Agent.

8.4.1    Reliance on Company Statement. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chief Executive Officer, the Chief Financial Officer or the Chairman of the Board of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2    Indemnity. The Warrant Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement, except as a result of the Warrant Agent’s gross negligence, willful misconduct or bad faith.

8.4.3    Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of the New Accel Warrant (except its countersignature thereof). The Warrant Agent shall not be responsible for any breach by the Company of any covenant or condition contained in this Agreement or the New Accel Warrant. The Warrant Agent shall not be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Class A-1 Stock to be issued pursuant to this Agreement or the New Accel Warrant or as to whether any Class A-1 Stock shall, when issued, be valid and fully paid and nonassessable.

8.5    Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and among other things, shall account promptly to the Company with respect to the New Accel Warrants exercised and concurrently account for, and pay to the Company, all monies received by the Warrant Agent for the purchase of Class A-1 Stock through the exercise of the New Accel Warrants.

8.6    Waiver. The Warrant Agent has no right of set-off or any other right, title, interest or claim of any kind (“Claim”) in, or to any distribution of, the Trust Account (as defined in that certain Investment Management Trust Agreement, dated as of the date hereof, by and between the Company and the Warrant Agent as trustee thereunder) and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever. The Warrant Agent hereby waives any and all Claims against the Trust Account and any and all rights to seek access to the Trust Account.

9.    Miscellaneous Provisions.

9.1    Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2    Notices. Any notice, statement or demand authorized by this Agreement to be given or made by the Warrant Agent or by the holder of the New Accel Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

TPG Pace Holdings Corp.

301 Commerce Street, Suite 3300

Fort Worth, Texas 76102

Attention: Office of the General Counsel

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of the New Accel Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, NY 10004

Attention: Compliance Department

9.3    Applicable Law. The validity, interpretation, and performance of this Agreement and of the New Accel Warrants shall be governed in all respects by the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

9.4    Persons Having Rights under this Agreement. Nothing in this Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto and the Registered Holders of the New Accel Warrants any right, remedy, or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise, or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the Registered Holders of the New Accel Warrants.

9.5    Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, City and State of New York, for inspection by the Registered Holder of the New Accel Warrant. The Warrant Agent may require any such holder to submit such holder’s New Accel Warrant for inspection by the Warrant Agent.

9.6    Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7    Effect of Headings. The section headings herein are for convenience only and are not part of this Agreement and shall not affect the interpretation thereof.

9.8    Amendments. This Agreement may be amended by the parties hereto without the consent of any Registered Holder for the purpose of curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not adversely affect the interest of the Registered Holders. All other modifications or amendments, including any amendment to increase the New Accel Warrant Price or shorten the Exercise Period, shall require the vote or written consent of the Registered Holders of 50% of the then outstanding holder of public warrants of the Company. Notwithstanding the foregoing, the Company may lower the New Accel Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the Registered Holders.

9.9    Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

Exhibit A Form of Warrant Certificate

Exhibit B Legend — New Accel Warrants

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

TPG PACE HOLDINGS CORP.

By:	/s/ Karl Peterson
Name:	Karl Peterson
Title:	Chief Executive Officer and President

[Signature Page to Warrant Agreement]

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:	/s/ Erika Young
Name:	Erika Young
Title:	Vice President

EXHIBIT A

Form of Warrant Certificate

[FACE]

Number

Warrants

THIS WARRANT SHALL BE VOID IF NOT EXERCISED PRIOR TO

THE EXPIRATION OF THE EXERCISE PERIOD PROVIDED FOR

IN THE WARRANT AGREEMENT DESCRIBED BELOW

TPG PACE HOLDINGS CORP.

A Delaware Corporation

CUSIP G89827 110

Warrant Certificate

This Warrant Certificate certifies that            , or registered assigns, is the registered holder of                warrant(s) evidenced hereby (the “New Accel Warrants” and each, a “New Accel Warrant”) to purchase Class A-1 common stock, $0.0001 par value (“Class A-1 Stock”), of TPG Pace Holdings Corp., a Delaware corporation (the “Company”). Each New Accel Warrant entitles the holder, upon exercise during the period set forth in the Warrant Agreement referred to below, to receive from the Company that number of fully paid and nonassessable Class A-1 Stock as set forth below, at the exercise price (the “Exercise Price”) as determined pursuant to the Warrant Agreement, payable in lawful money (or through “cashless exercise” as provided for in the Warrant Agreement) of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent referred to below, subject to the conditions set forth herein and in the Warrant Agreement. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

Each New Accel Warrant is initially exercisable for one fully paid and non-assessable Ordinary Share. The number of Class A-1 Stock issuable upon exercise of the New Accel Warrants is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

The initial Exercise Price per Ordinary Share for any New Accel Warrant is equal to $11.50 per share. The Exercise Price is subject to adjustment upon the occurrence of certain events set forth in the Warrant Agreement.

Subject to the conditions set forth in the Warrant Agreement, the New Accel Warrants may be exercised only during the Exercise Period and to the extent not exercised by the end of such Exercise Period, such New Accel Warrants shall become void.

Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

This Warrant Certificate shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

TPG PACE HOLDINGS CORP.

By:
Name:	Karl Peterson
Title:	Chief Executive Officer and President

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, as Warrant Agent

By:
Name:	Erika Young
Title:	Vice President

[Form of Warrant Certificate]

[Reverse]

The New Accel Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of New Accel Warrants entitling the holder on exercise to receive                     Class A-1 Common Stock and are issued or to be issued pursuant to a Warrant Agreement dated as of [●], 2019 (the “Warrant Agreement”), duly executed and delivered by the Company to Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (the “Warrant Agent”), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words “holders” or “holder” meaning the Registered Holders or Registered Holder) of the New Accel Warrants. A copy of the Warrant Agreement may be obtained by the holder hereof upon written request to the Company. Defined terms used in this Warrant Certificate but not defined herein shall have the meanings given to them in the Warrant Agreement.

New Accel Warrants may be exercised at any time during the Exercise Period set forth in the Warrant Agreement. The holder of New Accel Warrants evidenced by this Warrant Certificate may exercise them by surrendering this Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price as specified in the Warrant Agreement (or through “cashless exercise” as provided for in the Warrant Agreement) at the principal corporate trust office of the Warrant Agent. In the event that upon any exercise of New Accel Warrants evidenced hereby the number of New Accel Warrants exercised shall be less than the total number of New Accel Warrants evidenced hereby, there shall be issued to the holder hereof or his, her or its assignee, a new Warrant Certificate evidencing the number of New Accel Warrants not exercised.

Notwithstanding anything else in this Warrant Certificate or the Warrant Agreement, no New Accel Warrant may be exercised unless at the time of exercise (i) a registration statement covering the Class A-1 Stock to be issued upon exercise is effective under the Securities Act and (ii) a prospectus thereunder relating to the Class A-1 Stock is current, except through “cashless exercise” as provided for in the Warrant Agreement.

The Warrant Agreement provides that upon the occurrence of certain events the number of Class A-1 Stock issuable upon exercise of the New Accel Warrants set forth on the face hereof may, subject to certain conditions, be adjusted. If, upon exercise of a New Accel Warrant, the holder thereof would be entitled to receive a fractional interest in a Class A-1 Stock, the Company shall, upon exercise, round down to the nearest whole number of Class A-1 Stock to be issued to the holder of the New Accel Warrant.

Warrant Certificates, when surrendered at the principal corporate trust office of the Warrant Agent by the Registered Holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of New Accel Warrants.

Upon due presentation for registration of transfer of this Warrant Certificate at the office of the Warrant Agent a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of New Accel Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

The Company and the Warrant Agent may deem and treat the Registered Holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the holder(s) hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary. Neither the New Accel Warrants nor this Warrant Certificate entitles any holder hereof to any rights of a shareholder of the Company.

Election to Purchase

(To Be Executed Upon Exercise of Warrant)

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to receive              Class A-1 Stock and herewith tenders payment for such shares to the order of TPG Pace Holdings Corp. (the “Company”) in the amount of $             in accordance with the terms hereof. The undersigned requests that a certificate for such Class A-1 Stock be registered in the name of             , whose address is              and that such Class A-1 Stock be delivered to              whose address is             . If said number of Class A-1 Stock is less than all of the Class A-1 Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of such Class A-1 Stock be registered in the name of             , whose address is                     , and that such Warrant Certificate be delivered to                     , whose address is                     .

In the event that the New Accel Warrant has been called for redemption by the Company pursuant to Section 6.1 or Section 6.2 of the Warrant Agreement and the Company has required cashless exercise pursuant to Section 6.4 of the Warrant Agreement, the number of Class A-1 Stock that this New Accel Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(b) and Section 6.4 of the Warrant Agreement.

In the event that the New Accel Warrant is to be exercised on a “cashless” basis pursuant to subsection 3.3.1(c) of the Warrant Agreement, the number of Class A-1 Stock that this New Accel Warrant is exercisable for shall be determined in accordance with subsection 3.3.1(c) of the Warrant Agreement.

In the event that the New Accel Warrant is to be exercised on a “cashless” basis pursuant to Section 7.4 of the Warrant Agreement, the number of Class A-1 Stock that this New Accel Warrant is exercisable for shall be determined in accordance with Section 7.4 of the Warrant Agreement.

In the event that the New Accel Warrant may be exercised, to the extent allowed by the Warrant Agreement, through cashless exercise (i) the number of Class A-1 Stock that this New Accel Warrant is exercisable for would be determined in accordance with the relevant section of the Warrant Agreement which allows for such cashless exercise and (ii) the holder hereof shall complete the following: The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, through the cashless exercise provisions of the Warrant Agreement, to receive Class A-1 Stock. If said number of Class A-1 Stock is less than all of the Class A-1 Stock purchasable hereunder (after giving effect to the cashless exercise), the undersigned requests that a new Warrant Certificate representing the remaining balance of such Class A-1 Stock be registered in the name of              , whose address is             , and that such Warrant Certificate be delivered to             , whose address is.

Date: , 20	(Signature)

(Address)

(Tax Identification Number)

Signature Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

EXHIBIT B

LEGEND

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE. IN ADDITION, SUBJECT TO ANY ADDITIONAL LIMITATIONS ON TRANSFER DESCRIBED IN THE LETTER AGREEMENT BY AND AMONG TPG PACE HOLDINGS CORP. (THE “COMPANY”), TPG PACE II SPONSOR, LLC AND THE OTHER PARTIES THERETO, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED PRIOR TO THE DATE THAT IS THIRTY (30) DAYS AFTER THE DATE UPON WHICH THE COMPANY COMPLETES ITS INITIAL BUSINESS COMBINATION (AS DEFINED IN THE RECITALS OF THE WARRANT AGREEMENT REFERRED TO HEREIN) EXCEPT TO A PERMITTED TRANSFEREE (AS DEFINED IN SECTION 2 OF THE WARRANT AGREEMENT) WHO AGREES IN WRITING WITH THE COMPANY TO BE SUBJECT TO SUCH TRANSFER PROVISIONS.

SECURITIES EVIDENCED BY THIS CERTIFICATE AND CLASS A-1 STOCK OF THE COMPANY ISSUED UPON EXERCISE OF SUCH SECURITIES SHALL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.

B-1